Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities and Exchange Commission

Date of Report (Date of earliest event reported): April 5, 2002.

USURF America, Inc.
(Exact name of registrant as specified in its charter)

Nevada	1-15383	91-2117796
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

8748 Quarters Lake Road, Baton Rouge, Louisiana 70809
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (225) 922-7744

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Form 8-K

USURF America, Inc.

Item 9. Regulation FD Disclosure.

On April 8, 2002, USURF America, Inc. is issuing the press release reproduced below:

USURF America Secures New CEO in Management Restructuring

CEO McKinnon to Start April 15th

BATON ROUGE, La.--(BUSINESS WIRE)–April 8, 2002--USURF America, Inc. (AMEX:UAX - news), the developer of Quick-Cell(TM), a broadband Fixed-Wireless Internet access system, announced today that Douglas O. McKinnon will become its President and Chief Executive Officer, and will join the Board of Directors, effective April 15, 2002. The company’s current president, David M. Loflin, will assume the position of Chairman of the Board. In connection with Mr. McKinnon’s becoming CEO of USURF America, Evergreen Venture Partners, LLC, a private company affiliated with Mr. McKinnon, has agreed to purchase $250,000 of equity securities of the company, at market. The initial closing of this equity purchase is set for April 15, 2002.

Telecommunications, Senior Corporate Management

Mark McKinnon’s 28 years of Business Experience

Mr. McKinnon has over twenty-eight years combined experience in telecommunications and senior corporate management, having served on the boards of two public companies. He has also served as Chief Executive Officer of IP Services, Inc., a next-generation telecommunications services provider using broadband Internet Protocol (IP) and Asynchronous Transfer Mode (ATM) based networks, and Vice President of ICG Communications, Inc. one of the largest competitive local exchange carriers (CLEC) in the country providing local dial tone, long distance services and broadband access. Mr. McKinnon is a certified public accountant (license inactive) and is a graduate of Texas Christian University, Fort Worth, Texas.

“I’m very excited about joining USURF and building a team for the future,” said Doug McKinnon, when commenting on his move to USURF America. “The pent up demand for high-speed broadband access where telephone and cable access is not available provides a terrific opportunity to develop a large customer base. Our wireless technology represents the right product at the right time and the right price,” Mr. McKinnon added.

USURF America’s founder and current president, David M. Loflin, said, “our Board was impressed by Doug immediately and it believes that our shareholders will soon see why. He is a strong executive with a contagious enthusiasm for what we’re doing and what we want to do in the future.”

Transaction Summary

As part of the agreement that brought Mr. McKinnon to USURF America, Evergreen Investments, a private company affiliated with Mr. McKinnon, will purchase $250,000 units of the company’s equity securities, at market price; the purchase will occur in two equal increments, the first on April 15, 2002, and the second 60 days later. At that time, two new directors, named by Evergreen Venture Partners, LLC, will be appointed to the company’s Board. Also, three of the company’s current officers have agreed to reduce the terms of their employment agreements, as well as waiving payment of accrued and unpaid salary, in exchange for shares of the company. USURF America’s vice president of technology has agreed to terminate his employment with the company.

About Quick-Cell

Quick-Cell DSL is one of the most flexible Fixed-Wireless Internet access delivery solutions on the market, one which operates in unlicensed spectrum and can be deployed far less expensively than hard wire DSL. Quick-Cell's bandwidth speed is scalable.

For more information about USURF America and Quick-Cell DSL, please visit its Web site at www.usurf.com.

Information Concerning Forward-Looking Statements

Some information in this release is forward looking. These forward-looking statements may be affected by the risks and uncertainties in USURF America's business. This information is qualified in its entirety by cautionary statements and risk factors disclosure contained in certain of USURF America's Securities and Exchange Commission filings. USURF America wishes to caution readers that certain important factors may have affected and could in the future affect its actual results and could cause actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of USURF America. There are many factors that will determine whether USURF America will be successful in its Quick-Cell endeavors, including, without limitation, access to adequate capital, consumer acceptance of the Quick-Cell wireless Internet access products and USURF America's ability to provide timely customer installation services. USURF America undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

* * * * END OF PRESS RELEASE * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: April 7, 2002	USURF AMERICA, INC.

By: /s/ DAVID M. LOFLIN
David M. Loflin
President